Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Strong First Quarter Results

Kansas City, Mo., April 17, 2020. Kansas City Southern (KCS) (NYSE:KSU) reported record revenues of $731.7 million, an increase of 8% from first quarter 2019. Overall, carload volumes were up 4% compared to prior year.

First Quarter 2020

First quarter revenues were $731.7 million, an increase of 8% primarily led by a 18% increase in Chemicals and Petroleum due primarily to increased refined fuel products and liquid petroleum gas shipments to Mexico. Intermodal revenues grew 11%, driven primarily by strong cross-border shipments. Agriculture and Minerals and Industrial and Consumer Products revenues also increased by 9% and 6%, respectively. These increases were partially offset by revenue declines in the remaining two commodity groups. Energy revenues declined by 13%, as increased Crude Oil shipments were more than offset by declines in Utility Coal and Frac Sand; Automotive revenues declined by 6%.

First quarter operating expenses were $442.9 million, including $6.0 million of restructuring charges related to PSR initiatives. Operating income was $288.8 million and the reported operating ratio was 60.5%; on an adjusted basis, operating ratio was 59.7%. First quarter net income was $152.3 million, or $1.58 per diluted share. Adjusted first quarter operating income, operating ratio, net income and diluted earnings per share were as follows:

(in millions, except operating ratio and diluted earnings per share)	Three Months Ended March 31, 2020
	Operating Income	Operating Ratio	Net Income	Diluted Earnings per Share
GAAP Operating Results	$288.8	60.5%	$152.3	$1.58
Restructuring Charges	6.0	(0.8)%	4.3	0.05
Other Adjustments, Net	—	—	32.2	0.33
Adjusted Operating Results (non-GAAP)	$294.8	59.7%	$188.8	$1.96

See following pages for reconciliations to GAAP

Due to the general economic uncertainty created by the global COVID-19 pandemic, KCS is withdrawing previously provided revenue, volume, operating ratio and earnings per share guidance. Previously provided capital expenditure guidance is revised from ~17% of revenue to ~$450.0 million. Guidance for 2021 and 2022 capital expenditures remains at ~17% of revenue. The Company is targeting $500.0 million or more of free cash flow in 2020. See the following pages for a reconciliation of historical free cash flow.

“KCS posted a record first quarter, driven by 8% revenue growth and judicious expense management,” stated President and Chief Executive Officer, Patrick J. Ottensmeyer. “This outstanding performance resulted in a record adjusted operating ratio of 59.7%, which reflects the positive impact of PSR-related efficiencies and cost controls.

“As pleased as we are with this exceptional performance, we have now turned our full attention to the rapidly changing operating and economic environment. The COVID-19 pandemic presents KCS and companies across the globe with unprecedented challenges and uncertainty. We are responding by prioritizing the safety of our employees and ensuring business continuity. At the same time, we are focusing intently on rightsizing our resources in the face of declining volumes, while remaining prepared for a return to volume growth.

“KCS is well-prepared to handle this period of challenge and uncertainty. Our employees are dedicated, vigilant and focused. Moreover, our financial profile has never been stronger with ample liquidity and a favorable debt maturity schedule. I am confident that the actions we are taking to accelerate our already successful PSR implementation during this downturn will further strengthen the Company and leave us well-positioned to handle future volume growth.”

Statement Regarding Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying first quarter 2020 earnings release contains non-GAAP financial measures. KCS management believes that certain non-GAAP financial measures used to review and in certain cases manage the Company's business fall within the meaning of Regulation G (Disclosure of non-GAAP financial measures) and may provide its users of the financial information with additional meaningful comparison when reviewing the Company's results. KCS management uses non-GAAP information in its planning and forecasting processes and to further analyze its own financial trends and operational performance, as well as making financial comparisons to prior periods presented on a similar basis. Management believes investors and users of the Company's financial information should consider all of the above factors when evaluating KCS's results.
These non-GAAP measures should be viewed as a supplement and not considered a substitute for GAAP measures. Some of KCS's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended March 31, 2020
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$197.5	$45.2	$152.3	$1.58
Adjustments for:
Restructuring charges	6.0	1.7	4.3	0.05
Foreign exchange loss	59.5	17.8	41.7	0.43
Foreign exchange component of income taxes	—	9.5	(9.5)	(0.10)
Adjusted	$263.0	$74.2	188.8
Less: Noncontrolling interest and preferred stock
dividends			(0.6)
Adjusted net income available to common
stockholders - see (a) below			$188.2	$1.96

	Three Months Ended March 31, 2019
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$137.9	$34.7	$103.2	$1.02
Adjustments for:
Restructuring charges	67.5	17.1	50.4	0.50
Debt retirement costs	0.6	0.2	0.4	—
Foreign exchange gain	(4.6)	(1.4)	(3.2)	(0.03)
Foreign exchange component of income taxes	—	(1.7)	1.7	0.02
Adjusted	$201.4	$48.9	152.5
Less: Noncontrolling interest and preferred stock
dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$152.0	$1.51

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended
Operating Expenses	March 31,
	2020	2019
Operating expenses as reported	$442.9	$514.5
Adjustment for restructuring charges	(6.0)	(67.5)
Adjusted operating expenses - see (b) below	$436.9	$447.0

Operating income as reported	$288.8	$160.3
Adjusted operating income - see (b) below	294.8	227.8

Operating ratio (c) as reported	60.5%	76.2%
Adjusted operating ratio - see (b) and (c) below	59.7%	66.2%

Free Cash Flow	Three Months Ended
	March 31,
	2020	2019
Net cash provided by operating activities	$283.2	$272.7
Net cash used for investing activities	(188.6)	(189.7)
Free cash flow - see (d) below	$94.6	$83.0

(a)The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.
(b)The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.
(c)Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.
(d)The Company believes free cash flow is a useful measure of liquidity as it demonstrates the Company's ability to generate cash for debt obligations, dividend payments, share repurchases, and other strategic opportunities. Free cash flow is considered a non-GAAP financial measure under SEC Regulation G and Regulation S-K Item 10(e). As such, free cash flow does not have any standardized meaning prescribed by GAAP and therefore, may not be comparable to similar measures presented by other companies. Free cash flow is defined as cash provided by operating activities less cash used in investing activities. A reconciliation for the Company's target free cash flow for 2020 is not provided because, as a forward-looking statement, it is not available without unreasonable efforts. The Company believes the information provided is useful to investors as a measure of liquidity that can be considered together with the Company's historical disclosures of this measure.

Investor Conference Call and Webcast
KCS will also hold its first quarter 2020 earnings conference call on Friday, April 17, 2020 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into investors.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (844) 308-6428 from the U.S., or (412) 317-5409 from all other countries.

A replay of the presentation will be available by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 from all other countries and entering conference ID 10139555. The webcast replay and presentation materials will be archived on the company’s website.

About Kansas City Southern
Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

Forward-Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. In addition, management may make forward-looking statements orally or in other writing, including, but not limited to, in press releases, quarterly earnings calls, executive presentations, in the annual report to stockholders and in other filings with the Securities and Exchange Commission. Readers can usually identify these forward-looking statements by the use of such words as "may," "will," "should," "likely," "plans," "projects," "expects," "anticipates," "believes" or similar words. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements as a result of a number of factors or combination of factors including, but not limited: public health threats or outbreaks of communicable diseases, such as the ongoing COVID-19 pandemic and its impact on KCS’s business, suppliers, consumers, customers, employees and supply chains; rail accidents or other incidents or accidents on KCS’s rail network or at KCS’s facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; legislative and regulatory developments and disputes, including environmental regulations; loss of the rail concession of Kansas City Southern’s subsidiary, Kansas City Southern de México, S.A. de C.V.; domestic and international economic, political and social conditions; disruptions to the Company’s technology infrastructure, including its computer systems; increased demand and traffic congestion; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; natural events such as severe weather, hurricanes and floods; the outcome of claims and litigation involving the Company or its subsidiaries; competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; the termination of, or failure to renew, agreements with customers, other railroads and third parties; fluctuation in prices or availability of key materials, in particular diesel fuel; access to capital; climate change and the market and regulatory responses to climate change; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities, war or other acts of violence; and other factors affecting the operation of the business; and other risks identified in this news release, in KCS's Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports filed by KCS with the Securities and Exchange Commission.
Forward-looking statements reflect the information only as of the date on which they are made. KCS does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2020	2019
Revenues	$731.7	$674.8
Operating expenses:
Compensation and benefits	133.4	128.9
Purchased services	53.3	52.8
Fuel	74.9	83.0
Equipment costs	21.9	30.4
Depreciation and amortization	89.4	88.5
Materials and other	64.0	63.4
Restructuring charges	6.0	67.5
Total operating expenses	442.9	514.5
Operating income	288.8	160.3
Equity in net earnings of affiliates	1.0	1.7
Interest expense	(34.2)	(28.2)
Debt retirement costs	—	(0.6)
Foreign exchange gain (loss)	(59.5)	4.6
Other income, net	1.4	0.1
Income before income taxes	197.5	137.9
Income tax expense	45.2	34.7
Net income	152.3	103.2
Less: Net income attributable to noncontrolling interest	0.5	0.4
Net income attributable to Kansas City Southern and subsidiaries	151.8	102.8
Preferred stock dividends	0.1	0.1
Net income available to common stockholders	$151.7	$102.7

Earnings per share:
Basic earnings per share	$1.59	$1.02
Diluted earnings per share	$1.58	$1.02

Average shares outstanding (in thousands):
Basic	95,662	100,500
Potentially dilutive common shares	509	415
Diluted	96,171	100,915

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - First Quarter 2020 and 2019

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	First Quarter		%	First Quarter		%	First Quarter		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Chemical & Petroleum
Chemicals	$62.5	$60.5	3%	24.6	25.5	(4%)	$2,541	$2,373	7%
Petroleum	95.8	74.3	29%	46.5	36.5	27%	2,060	2,036	1%
Plastics	40.3	33.8	19%	19.8	17.4	14%	2,035	1,943	5%
Total	198.6	168.6	18%	90.9	79.4	14%	2,185	2,123	3%

Industrial & Consumer Products
Forest Products	68.9	66.4	4%	27.4	27.9	(2%)	2,515	2,380	6%
Metals & Scrap	62.3	57.0	9%	32.2	30.7	5%	1,935	1,857	4%
Other	27.8	26.4	5%	23.8	21.3	12%	1,168	1,239	(6%)
Total	159.0	149.8	6%	83.4	79.9	4%	1,906	1,875	2%

Agriculture & Minerals
Grain	77.8	72.7	7%	35.4	35.5	—	2,198	2,048	7%
Food Products	42.7	35.7	20%	16.5	15.0	10%	2,588	2,380	9%
Ores & Minerals	5.8	6.5	(11%)	7.7	8.1	(5%)	753	802	(6%)
Stone, Clay & Glass	8.2	8.0	3%	3.5	3.4	3%	2,343	2,353	—
Total	134.5	122.9	9%	63.1	62.0	2%	2,132	1,982	8%

Energy
Utility Coal	23.6	32.5	(27%)	29.2	33.5	(13%)	808	970	(17%)
Coal & Petroleum Coke	11.6	10.5	10%	15.0	15.1	(1%)	773	695	11%
Frac Sand	3.8	8.0	(53%)	3.1	5.7	(46%)	1,226	1,404	(13%)
Crude Oil	17.3	13.6	27%	10.3	6.5	58%	1,680	2,092	(20%)
Total	56.3	64.6	(13%)	57.6	60.8	(5%)	977	1,063	(8%)

Intermodal	88.7	79.9	11%	233.6	220.9	6%	380	362	5%

Automotive	53.9	57.6	(6)%	32.2	36.6	(12%)	1,674	1,574	6%

TOTAL FOR COMMODITY GROUPS	691.0	643.4	7%	560.8	539.6	4%	$1,232	$1,192	3%

Other Revenue	40.7	31.4	30%

TOTAL	$731.7	$674.8	8%